                                                                 EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

                                   ----------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                           36-0899825
                                                                (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                        60670-0126
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   ----------
                                   EG&G, INC.
              (EXACT NAME OF OBLIGORS AS SPECIFIED IN ITS CHARTER)

        MASSACHUSETTS                                     41-2052042
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


45 WILLIAM STREET
WELLESLEY, MASSACHUSETTS                                  02481
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)



                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

          (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.

ITEM 16.  LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 19th day of January, 1999.


                          THE FIRST NATIONAL BANK OF CHICAGO,
                          TRUSTEE

                          BY /s/ STEVEN M. WAGNER
                             ---------------------------------
                             STEVEN M. WAGNER
                             FIRST VICE PRESIDENT


* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                               January 19, 1999

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of a Senior Debt Indenture and a Subordinated Indenture of EG&G, Inc., to The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                               Very truly yours,

                               THE FIRST NATIONAL BANK OF CHICAGO



                               BY: /s/STEVEN M. WAGNER
                                   -----------------------------------
                                   STEVEN M. WAGNER
                                   FIRST VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:      The First National Bank of Chicago       Call Date: 09/30/98  ST-BK:17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0460                                        Page RC-1
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                                                            DOLLAR AMOUNTS IN THOUSANDS     C400
                                                                                             RCFD    BIL MIL THOU          ------
                                                                                             ----    ------------

ASSETS

1.   Cash and balances due from depository institutions (from Schedule                      RCFD
     RC-A):                                                                                 ----
     a. Noninterest-bearing balances and currency and coin(1)...........                    0081        4,898,646            1.a
     b. Interest-bearing balances(2)....................................                    0071        4,612,143            1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A) ......                    1754                0            2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)....                    1773        9,817,318            2.b
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                                 1350        6,071,229            3.
                                                                                            RCFD
4.   Loans and lease financing receivables:                                                 ----
     a. Loans and leases, net of unearned income (from Schedule RC-C)...                    2122       26,327,215            4.a
     b. LESS: Allowance for loan and lease losses.......................                    3123          412,850            4.b
     c. LESS: Allocated transfer risk reserve...........................                    3128                0            4.c
                                                                                            RCFD
     d. Loans and leases, net of unearned income, allowance, and                            ----
        reserve (item 4.a minus 4.b and 4.c)...........................                     2125       25,914,365            4.d
5.   Trading assets (from Schedule RD-D)...............................                     3545        6,924,064            5.
6.   Premises and fixed assets (including capitalized leases)..........                     2145          731,747            6.
7.   Other real estate owned (from Schedule RC-M)......................                     2150            6,424            7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)....................................                     2130          153,385            8.
9.   Customers' liability to this bank on acceptances outstanding......                     2155          352,324            9.
10.  Intangible assets (from Schedule RC-M)............................                     2143          295,823            10.
11.  Other assets (from Schedule RC-F).................................                     2160        2,193,803            11.
12.  Total assets (sum of items 1 through 11)..........................                     2170       61,971,271            12.

----------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:      The First National Bank of Chicago       Call Date: 09/30/98 ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0460                                             Page RC-2
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------


SCHEDULE RC-CONTINUED
                                                                                             DOLLAR AMOUNTS IN
                                                                                                 THOUSANDS
                                                                                                 ---------
LIABILITIES
13.  Deposits:

     a. In domestic offices (sum of totals of columns A and C                           RCON
        from Schedule RC-E, part 1)............................................         2200       20,965,124   13.a
        (1) Noninterest-bearing(1).............................................         6631        9,191,662   13.a1
        (2) Interest-bearing...................................................         6636       11,773,462   13.a2
     b. In foreign offices, Edge and Agreement subsidiaries, and                        RCFN
        IBFs (from Schedule RC-E, part II).....................................         2200       15,912,956   13.b
        (1) Noninterest bearing................................................         6631          475,182   13.b1
        (2) Interest-bearing...................................................         6636       15,437,774   13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                     RCFD 2800   4,245,925   14
15.  a. Demand notes issued to the U.S. Treasury...............................         RCON 2840     359,381   15.a
     b. Trading Liabilities(from Schedule RC-D)................................         RCFD 3548   5,614,049   15.b
16.  Other borrowed money:                                                              RCFD
     a. With original maturity of one year or less.............................         2332         4,603,402  16.a
     b. With original  maturity of more than one year..........................         A547           328,001  16.b
     c. With original maturity of more than three years........................         A548           324,984  16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding...................         2920           352,324  18.
19.  Subordinated notes and debentures.........................................         3200         2,400,000  19.
20.  Other liabilities (from Schedule RC-G)....................................         2930         1,833,935  20.
21.  Total liabilities (sum of items 13 through 20)............................         2948        56,940,081  21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.............................         3838                 0  23.
24.  Common stock..............................................................         3230           200,858  24.
25.  Surplus (exclude all surplus related to preferred stock)..................         3839         3,192,857  25.
26.  a. Undivided profits and capital reserves.................................         3632         1,614,511  26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.............................................................         8434            27,815  26.b
27.  Cumulative foreign currency translation adjustments.......................         3284            (4,851) 27.
28.  Total equity capital (sum of items 23 through 27).........................         3210         5,031,190  28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).....................................         3300        61,971,271  29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed for                                  Number
     the bank by independent external auditors as of any date during 1996 ............RCFD 6724   [N/A      ]    M.1.


1 =   Independent audit of the bank conducted in accordance       4  =  Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank         authority)
2 =   Independent audit of the bank's parent holding company      5 =   Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing          auditors
      standards by a certified public accounting firm which       6 =   Compilation of the bank's financial statements by external
      submits a report on the consolidated holding company              auditors
      (but not on the bank separately)                            7 =   Other audit procedures (excluding tax preparation work)
3 =   Directors' examination of the bank conducted in             8 =   No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)
----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.